UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 6, 2026

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 North 2200 West
Salt Lake City, Utah 84116
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Retention Stock Option Awards

On November 6, 2026, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Myriad Genetics, Inc. (the “Company”) approved one-time equity awards in the form of stock options (the “Retention Option Awards”) for certain executive officers of the Company, including its named executive officers, in order to promote the retention and continuity of the Company’s leadership as the Company executes on initiatives designed to improve operational efficiencies and financial performance.

The Retention Option Awards were granted under the Company’s 2026 Employee, Director and Consultant Equity Incentive Plan (the “2026 Plan”). Retention Option Awards received by the Company’s named executive officers, and the number of shares subject to such awards, are set forth in the table below:

Named Executive Officer	Title	Shares Subject to Retention Option Award
Benjamin R. Wheeler	Chief Financial Officer	121,379
Mark S. Verratti	Chief Operating Officer	146,933
Dale Muzzey	Chief Scientific Officer	92,632

Each Retention Option Award covers shares of the Company’s common stock, par value $0.01 per share, and has an exercise price per share equal to the closing price of the Company’s common stock on the grant date. The Retention Option Awards will vest and become exercisable on the third anniversary of the grant date, subject to the recipient’s continued service with the Company through such vesting date and the terms and conditions of the 2026 Plan and the related stock option agreement.

Each Retention Option Award will have a term of ten years, subject to earlier termination in accordance with the terms of the 2026 Plan and the related stock option agreement. Under the related stock option agreement, if a recipient’s service terminates other than due to death, disability or termination for cause, any vested portion of the option generally may remain exercisable for three months following termination. Upon a termination for cause, the option will terminate immediately, whether or not vested. In the event of the recipient’s termination of employment, the Retention Option Awards will be subject to the terms of the recipient’s applicable Severance and Change in Control Agreement with the Company.

The foregoing description of the Retention Option Awards is qualified in its entirety by reference to the form of stock option agreement under the 2026 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Stock Option Agreement under the 2026 Employee, Director and Consultant Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: November 9, 2026	By:	/s/ Benjamin R. Wheeler
Benjamin R. Wheeler
Chief Financial Officer